                           INSTRUCTIONS AS TO USE OF
                              BERNARD CHAUS, INC.
                           SUBSCRIPTION CERTIFICATES

                                  ---------

              CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS


                  The following instructions relate to a rights offering (the "Rights Offering") by Bernard Chaus, Inc., a New York corporation (the "Company"), to the holders of shares of its common stock, par value $.01 per share (the "Common Stock"), as described in the Company's Prospectus dated December __, 1997 (the "Prospectus"). Holders of record of Common Stock as of the close of business on December 17, 1997 (the "Record Date"), are receiving one transferable subscription right (a "Right") for each share of Common Stock held by them on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase 5.464751 shares of Common Stock (the "Basic Subscription Privilege") at a subscription price of $1.4309 per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Excess Shares"), any holder purchasing all of the shares of Common Stock available to it may purchase an additional number of the Excess Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. In lieu of fractional shares, the aggregate number of shares of Common Stock distributed to each holder upon exercise of the Rights will be rounded up to the next whole number. See "The Rights Offering" in the Prospectus.

                  The Rights will expire at 5:00 p.m., New York City time, on January 23, 1998, unless extended (the "Expiration Date").

                  The number of Rights to which you are entitled and the number of shares purchasable thereunder are printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise, transfer or sale of your Rights by completing the appropriate form or forms of the Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

                  YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT UNLESS THE COMPANY FILES A POST-EFFECTIVE AMENDMENT TO ITS REGISTRATION STATEMENT RELATED TO THE RIGHTS OFFERING WHICH INCLUDES A MATERIAL CHANGE IN THE TERMS OF THE RIGHTS OFFERING.

1.       Subscription Privilege.


                  To exercise Rights, send your properly completed and executed Subscription Certificates, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to ChaseMellon Shareholder Services, L.L.C., as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021000021, Attn: ChaseMellon Shareholder Services Reorg. Account: 323-213057 (Bernard Chaus, Inc.). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT

SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS. You may also transfer your Subscription Certificate to your bank or broker in accordance with the procedures specified in Instruction 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the Rights represented by such Subscription Certificates on you behalf. Alternatively, you may cause a written guarantee substantially in the form delivered with these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of shares of Common Stock being purchased pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, indicated below.

                  Banks, brokers or other nominee holders of Rights who exercise Rights on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivering to the Subscription Agent a Nominee Holder Subscription Certification substantially in the form available from the Subscription Agent) the aggregate number of Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event that a Nominee Holder Subscription Certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate was exercised on behalf of a single beneficial owner. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated as described above among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

                  The addresses and facsimile number of the Subscription Agent and the Information Agent are as follows:

                  By Mail:

                           ChaseMellon Shareholder Services, L.L.C.
                           Reorganization Department
                           P.O. Box 3301
                           South Hackensack, New Jersey 07606

                  By Hand:

                           ChaseMellon Shareholder Services, L.L.C.
                           Reorganization Department
                           120 Broadway, 13th Floor
                           New York, New York 10271

                  By Overnight Delivery:

                           ChaseMellon Shareholder Services, L.L.C.
                           Reorganization Department
                           85 Challenger Road - Mail Drop - Reorg.
                           Ridgefield Park, New Jersey 07660

                  Facsimile Transmission:

                           (201) 329-8936

                  Confirmation by Telephone:

                           (201) 296-4860

                  If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating on Form 1 of your Subscription Certificate, the Subscription Agent either (i) will issue to you a new Subscription Certificate evidencing the unexercised Rights, (ii) if you so indicate in Forms 1 and 2 of your Subscription Certificate, will transfer the unexercised Rights in accordance with your instructions or (iii) if you so indicate in Forms 1 and 3 of your Subscription Certificate, will sell the unexercised Rights through the Subscription Agent. However, if you choose to have a new Subscription Certificate sent to you or a transferee, you or such transferee may not receive any such new Subscription Certificate in sufficient time to permit sale or exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2.       Delivery of Stock Certificates.

                  The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in Form 4 of your Subscription Certificate.

                  (a) Shares of Common Stock. Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be mailed as soon as practicable after the subscription has been accepted by the Subscription Agent to Rights holders not participating in the Oversubscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises Rights the number of shares of Common Stock issuable to such Rights holder pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. See "The Rights Offering--Basic Subscription Privilege; Oversubscription Privilege" in the Prospectus.

                  (b) Subscription Excess Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder the amount of any Subscription Excess payable to such Rights holder, without interest or deduction.

3.       To Sell or Transfer Rights

                  (a) Sales of Rights Through a Bank or Broker. To sell all Rights evidenced by a Subscription Certificate through your bank or broker, so indicate in Form 2 of your Subscription Certificate and deliver your properly completed and executed Subscription Certificate to your bank or broker. If Form 2 of your Subscription Certificate is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Certificate as the absolute owner of all of the Rights evidenced by such Subscription Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificate of appropriate denominations by following the procedures set forth in Instruction 4 below. The Subscription Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Instruction 3(a).

                  (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 of your Subscription Certificate in its entirety, execute the Subscription Certificate and have your signature guaranteed by an Eligible Institution. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Subscription Certificate, the new holder should deliver the Subscription Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder, to the

Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Certificate into Subscription Certificates of appropriate smaller denominations by following the procedures set forth in Instruction 4 below. The Subscription Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the procedures set forth in this Instruction 3(b).

                  (c) Sale of Rights through Subscription Agent. To sell some or all of your Rights through the Subscription Agent, you must complete Form 3 and deliver the Subscription Certificate to the Subscription Agent. Your Subscription Certificate should be delivered to the Subscription Agent properly executed for sale by the Subscription Agent in ample time for it to be sold and exercised, but in no event later than 11:00 a.m., New York City time, three New York Stock Exchange trading days prior to the Expiration Date. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers. If you wish to sell less than all of your Rights, you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold. Promptly following the Expiration Date, the Subscription Agent will send you a check for the net proceeds of such sale as described in the Prospectus. If you wish to sell Rights through the Subscription Agent, you should also complete the Substitute Form W-9 referred to in Instruction 7 below.

4.       To Have a Subscription Certificate Divided into Smaller Demoninations

                  To have a Subscription Certificate divided into smaller denominations, send your Subscription Certificate, together with complete separate instructions (including specifications of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the Subscription Certificates are to be issued in a name other than in which the old Subscription Certificates was issued. Subscription Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. AS A RESULT OF DELAYS IN THE MAIL, THE TIME OF THE TRANSMITTAL, THE NECESSARY PROCESSING TIME AND OTHER FACTOR, YOU OR YOUR TRANSFEREE MAY NOT RECEIVE SUCH NEW SUBSCRIPTION CERTIFICATES IN TIME TO ENABLE THE RIGHTS HOLDER TO COMPLETE A SALE OR EXERCISE BY THE EXPIRATION DATE. NEITHER THE COMPANY NOR THE SUBSCRIPTION AGENT WILL BE LIABLE TO EITHER A TRANSFEROR OR A TRANSFEREE FOR ANY SUCH DELAYS.



5.       Execution.

                  (a) Execution by Registered Holder. The signature of the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

                  (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Company, for good cause, dispenses with proof of authority.

                  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in Instruction 3(b) above, to a transferee other than a bank or broker, if you wish a new Subscription Certificate or Certificate to be issued in a name other than that in which the old Subscription Certificate was issued, as specified in Instruction 4 above, or if you specify special payment or delivery instructions pursuant to Form 4 of your Subscription Certificate.

6.       Method of Delivery.

                  The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7.       Substitute Form W-9.

                  Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, substantially in the form included with these instructions. A copy of Substitute Form W-9 may be obtained upon request from the Subscription Agent and the Information Agent at the address indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty and 31% backup federal income tax withholding with respect to dividends or other distributions that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights.

                           IMPORTANT TAX INFORMATION

                  Under United States federal income tax law, dividend payments and other distributions that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding, and each Rights holder who either exercised Rights should provide the Subscription Agent (as the company's agent) with such Rights holder's correct taxpayer identification number on Substitute Form W-9 below. If such Rights holder is an individual, the taxpayer identification number is his social security number. If the Subscription Agent, which is also the transfer agent for the Company, is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50.00 penalty imposed by the Internal Revenue Service.

                  Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, such Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

                  If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

                  To prevent backup withholding, a Rights holder is required to notify the Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a taxpayer identification number).

What Number to Give the Subscription Agent

                  Each Rights holder is required to give the Subscription Agent the social security number or employer identification number of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

            PAYER'S NAME: ChaseMellon Shareholder Services, L.L.C.


Substitute             PART I - Taxpayer Identification No.             Part II - For Payees Exempt
FORM W-9                                                                from Backup Withholding
                                                                        (see enclosed Guidelines)

Department of the Treasury
Internal Revenue Service



Payer's Request for
Taxpayer
Identification Number
(TIN)
----------------------------- ---------------------------------------------------------------------- ------------------------------
                              Enter your taxpayer identification number in the
                              appropriate box. For most individuals, this is
                              your social security number. If you do not have      ----------------
                              Social Security a number, see How to Obtain a         Social Security
                              "TIN" in the Number enclosed Guidelines.                  Number

                              Note:  If the account is in more than one name,      ----------------
                              see the chart on page 2 of enclosed Guidelines to        Employer
                              determine what number to give.                        Identification
                                                                                        Number

                              -------------------------------------------------- -------------------

Certification - Under penalties of perjury, I certify that:

         (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

         (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
-------------------------------------------------------------------------------
Certification Guidelines - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
-------------------------------------------------------------------------------
SIGNATURE                                   Date                 , 199
         -----------------------                -----------------     -
-------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

             GUIDELINES FOR CERTIFICATE OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e.. 00-0000000.  The table below will determine the number to give the payer.
                       FOR THIS TYPE OF ACCOUNT:                                                  GIVE THE NAME AND
                                                                                              SOCIAL SECURITY NUMBER OF
1.    Individual                                                        This individual

2.    Two or more individuals (joint account)                           The actual owner of the account or, if combined funds, the first individual on the account (1)

3.    Custodian account of a minor (Uniform Gift to Minors Act)         The minor (2)

4.    a. The usual revocable savings trust (grantor is also trustee)    The grantor-trustee (1)
      b. The so-called trust account that is not a legal or valid       The actual owner (1)
         trust under State law.

5.    Sole proprietorship                                               The owner (4)

                       FOR THIS TYPE OF ACCOUNT:                                                  GIVE THE NAME AND
                                                                                          EMPLOYER IDENTIFICATION NUMBER OF

6.    A valid trust, estate, or pension trust                           Legal entity (do not furnish the identification number of
                                                                        the personal representative or trustee unless the legal
                                                                        entity itself is not designated in the account title) (3)

7.    Corporation                                                       The corporation

8.    Association, club, religious, charitable, education or other tax- The organization exempt organization

9.    Partnership                                                       The partnership

10.   A broker or registered nominee                                    The broker or nominee

11.   Account with the department of Agriculture in the name of a       The public entity
      public entity (such as State or local government; school
      district or prison) that receives agricultural program
      payments.

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate or pension trust.

(4)   Show the name of the owner.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a number
     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


Payees Exempt from Backup Withholding

     Payees specifically exempted from backup withholding on ALL payments include the following:
     o   A corporation.
     o   A financial institution.
     o An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
     o   The United States or any agency or instrumentality thereof.
     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     o   An international organization or any agency or instrumentality thereof.
     o A dealer in securities or commodities registered in the United States or a possession of the United States.
     o   A real estate investment trust.
     o   A common trust fund operated by a bank under section 884(a).
     o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
     o An entity registered at all times under the Investment Company Act of 1940.
     o   A foreign material bank of issue.
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
     o   Payments to non-resident aliens subject to withholding under section
         1441.
     o Payments to partnership not engaged in a trade or business in the United States and which have at least one non-resident partner.
     o Payments of patronage dividends where the amount received is not paid in money.
     o   Payments made by certain foreign organizations.
     o   Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
     o Payments of interest or obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payer's trade or business and you have not provided your current taxpayer identification number to the payer.
     o Payments of tax-exempt interest (including exempt-interest dividends under section 852)
     o   Payments described in section 6049(b)(5) to non-resident aliens.
     o   Payments on tax-free covenant bonds under section 1451.
     o   Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6042, 6044, 6045, 6049, 6050A and 6060N. Privacy Act Notice.
Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes, and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
     (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmation may subject you to criminal penalties including fines and/or imprisonment.

            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE